UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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TREMOR VIDEO, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TREMOR VIDEO, INC.

53 West 23rd Street, 12th floor

 New York, New York 10010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of TREMOR VIDEO, INC., a Delaware corporation, referred to as the Company.  The meeting will be held on Friday, May 29, 2015 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036 for the following purposes:

1.              To elect the Board of Director’s nominees, Rachel Lam and James Rossman, to the Board of Directors to hold office until the 2018 Annual Meeting of Stockholders.

2.              To approve the Company’s 2013 Equity Incentive Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares.

3.              To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

4.              To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 2, 2015.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Adam Lichstein
Senior Vice President, Chief Operating Officer, General Counsel and Secretary

New York, New York
April 15, 2015

You are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please vote over the telephone or internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

TREMOR VIDEO, INC.
53 West 23rd Street, 12th floor
New York, New York 10010

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 29, 2015

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission, or the SEC, we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials, or the Notice, because the Board of Directors, or the Board, of Tremor Video, Inc., or the Company, is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, or the Annual Meeting, including at any adjournments or postponements of the meeting.  The Notice contains instructions about how to access our proxy materials online and vote online or by telephone.  All stockholders will have the ability to access the proxy materials at the website referred to in the Notice or request to receive a printed set of the proxy materials, including a proxy card.  Instructions on how to request a printed copy of the proxy materials may be found in the Notice.

The Notice was mailed on April 15, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after April 25, 2015.

How do I attend the Annual Meeting?

The meeting will be held on Friday, May 29, 2015 at 10:00 a.m. local time at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, New York 10036.  Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 2, 2015 will be entitled to vote at the Annual Meeting.  On this record date, there were 51,380,047 shares of common stock outstanding and entitled to vote.

Stockholder of Record:  Shares Registered in Your Name

If on April 2, 2015 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy by returning and completing a proxy card or voting over the telephone or the internet.  Whether or not you plan to attend the meeting, we urge you to vote by returning and completing a proxy card or by voting over the telephone or internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 2, 2015 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•                  Election of two directors;

•                  Approval of the Company’s 2013 Equity Incentive Plan, as amended; and

•                  Ratification of the selection by the Audit Committee of the Board of Ernst & Young LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2015.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” each of the nominees to the Board or you may “Withhold” your vote for each such nominee.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone or internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.  Whether or not you plan to attend the meeting, we urge you to vote by returning and completing a proxy card or by voting over the telephone or internet to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

•                  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•                  To vote using the proxy card, simply complete, sign and date the proxy card that you may request or that we may elect to deliver and return it promptly in the envelope provided.  If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•                  To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your telephone vote must be received by 11:59 p.m. eastern time on May 28, 2015 to be counted.

•                  To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your internet vote must be received by 11:59 p.m. eastern time on May 28, 2015 to be counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from Tremor Video.  Simply follow the voting instructions in such notice to ensure that your vote is counted.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 2, 2015.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by proxy by returning and completing a proxy card or voting over the telephone or the internet, or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares,  the question of whether your broker, bank or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or NYSE, deems the particular proposal to be a “routine” matter.  Brokers, banks and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported.  Accordingly, your broker, bank or nominee may not vote your shares on Proposal 1 or 2 without your instructions, but may vote your shares on Proposal 3.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees to the Board, “For” the approval of the 2013 Plan, as amended, and “For” the ratification of Ernst & Young LLP as our registered public accounting firm for the fiscal year ended December 31, 2015.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes.  You can revoke your vote at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your vote in any one of the following ways:

•                  You may submit another properly completed proxy card with a later date.

•                  You may subsequently vote by telephone or through the internet.

•                  You may send a timely written notice that you are revoking your vote to the Company’s Secretary at Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

•                  You may attend the Annual Meeting and vote in person.  Simply attending the meeting will not, by itself, revoke your vote.

Your most current proxy card or telephone or internet vote is the one that is counted.

Beneficial Owner:  Shares Registered in the Name of Broker or Bank

If your shares are held by a broker, bank or other nominee you should follow the instructions provided by your broker, bank or nominee.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 17, 2015, to the Company’s Secretary at Tremor Video, Inc., 53 West 23rd Street, New York, New York 10010, and you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Pursuant to our Bylaws, if you wish to bring a proposal before the stockholders or nominate a director at the 2016 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in next year’s proxy materials, you must notify our Corporate Secretary, in writing, not later than the close of business on February 29, 2016 nor earlier than the close of business on January 30, 2016. However, if our 2016 Annual Meeting of Stockholders is not held between April 29, 2016 and June 28, 2016, to be timely, notice by the stockholder must be received not earlier than the close of business on the 120th day prior to the 2016 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2016 Annual Meeting of Stockholders or the 10th day following the day on which public announcement of the date of the 2016 Annual Meeting of Stockholders is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes.  Abstentions will be counted towards the vote total for Proposal 2 and Proposal 3 and will have the same effect as “Against” votes.  Broker non-votes will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,”  the broker, bank or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How many votes are needed to approve each proposal?

•                  For the election of directors, the two nominees receiving the most “For” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” or “Withheld” will affect the outcome. Broker non-votes will have no effect.

•                  To be approved, Proposal No. 2, approval of the 2013 Plan, as amended, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•                  To be approved, Proposal No. 3, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2015, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 51,380,047 shares outstanding and entitled to vote. Thus, the holders of 25,690,024 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes.  Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has seven members.  There are two directors in the class whose term of office expires on the date of our 2015 Annual Meeting.  The nominees listed below are currently directors of the Company. If elected at the Annual Meeting, these nominees would serve until the 2018 annual meeting and until a successor has been duly elected and qualified, or, if sooner, until the directors’ death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  Accordingly, the two nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If either nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee, if there be one, proposed by the Company. Each of the nominees has agreed to serve if elected.  The Company’s management has no reason to believe that either nominee will be unable to serve.

The following is a brief biography of each of our nominees for re-election and each director whose term will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2018 ANNUAL MEETING

Rachel Lam, age 47, has served as a member of our Board since May 2013.  Since 2003, Ms. Lam has served as Group Managing Director of the Time Warner Investments Group, the strategic investing arm of Time Warner Inc.  Ms. Lam currently serves on the boards of directors of Simulmedia, Inc., CrowdStar, Inc., WHI, Inc. and Mashable Inc.  Ms. Lam received a B.S degree in industrial engineering and operations research from U.C. Berkeley and an M.B.A. degree from Harvard Business School.  The Board believes that Ms. Lam’s experience with digital media and technology companies allows her to make valuable contributions to our Board.

James Rossman, age 49, has served as a member of our Board since January 2011, and served as Chairman of the Board from August 2012 to May 2013. Mr. Rossman currently serves as Special Advisor to General Atlantic LLC. From April 2009 to June 2012, he served as President and Chief Operating Officer of AKQA Inc., a digital services company. From April 2001 to March 2009, Mr. Rossman served as Chief Operating Officer of Digitas, Inc., an integrated advertising agency and a member of the Publicis Groupe, S.A. Mr. Rossman received a B.A. in economics from Trinity College and an M.B.A. from the Kellogg School of Management at Northwestern University. The Board believes that Mr. Rossman’s experience in marketing and advertising allows him to make valuable contributions to our Board.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF THE NAMED NOMINEES.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2016 ANNUAL MEETING

William Day, age 50, has served as our Chief Executive Officer and as a member of our Board since December 2010.  From September 2008 to December 2010, Mr. Day served as the Chief Executive Officer of ScanScout, Inc., or ScanScout, until ScanScout merged with us in December 2010.  From August 2007 to September 2008, Mr. Day served as Chief Media Officer of Marchex, Inc., a local consumer search and merchant ad platform.  Mr. Day co-founded About.com, Inc. in June 1996 and served at the company in a variety of capacities through December 2003, including as its President and Chief Executive Officer.  Mr. Day holds a B.S. in mechanical engineering from Yale University and an M.B.A. from The Wharton School of the University of Pennsylvania.  The Board believes that Mr. Day should serve on our Board due to his extensive knowledge of our business, his experience in founding and building technology companies as well as his corporate vision and operational knowledge, which provide strategic guidance to our Board.

Robert Schechter, age 66, has served as a member of our Board since June 2013. From 1995 to 2008, he served as the Chief Executive Officer of NMS Communications Corporation (now known as LiveWire Mobile, Inc.), a global provider of hardware and software solutions for the communications industry, and served as the chairman of its board of directors from 1996 to 2008. He currently serves on the board of directors of PTC Inc., a provider of software solutions and related services for product development, where he is board chair, the chair of the audit committee and a member of the compensation committee. He also currently serves on the board of directors of EXA Corp, a developer of computational fluid dynamics solutions, as well as another company that is privately held. Mr. Schechter received a B.S. degree from Rensselaer Polytechnic Institute and an M.B.A. from the Wharton School of the University of Pennsylvania. The Board believes that Mr. Schechter’s prior management, international operating, financial and sales and marketing experience as a senior executive at publicly traded companies as well as his current and past service on the board of directors of a range of public and private companies allows him to make valuable contributions to our Board.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2017 ANNUAL MEETING

Warren Lee, age 45, has served as a member of our Board since September 2006. Since June 2011, he has served as a General Partner of Canaan Partners, a venture capital firm. From July 2005 until June 2011, he served in various capacities at Canaan Partners including Principal then Partner. He currently also serves on the boards of directors of several private technology companies. Mr. Lee received a B.S. in computer science and a B.A. in economics from Stanford University and an M.B.A. from The Wharton School of the University of Pennsylvania. The Board believes that Mr. Lee’s experience in digital media and internet investments allows him to make valuable contributions to our Board.

Paul Caine, age 50, has served as the Global Chief Revenue Officer for Bloomberg Media since June 2014.  From April 2013 to January 2014 he served as Chief Executive Officer and a member of the board of directors of WestwoodOne, Inc., the largest independent national audio media company in the U.S.  From 1989 to 2013, Mr. Caine served in various capacities at Time Inc., including Executive Vice President, Chief Revenue Officer and Group President from January 2011 until April 2013, Executive Vice President, President and Group Publisher, Style & Entertainment Group from January 2010 to January 2011, and President, Style & Entertainment Group from January 2008 to January 2010.  From 2007 to 2011, Mr. Caine served on the board of directors of Nexcen Brands, Inc., a strategic brand management company with a focus on retail franchising, where he served as a member of the audit and governance committees.  Mr. Caine received a B.A. in telecommunications from Indiana University.  The Board believes that Mr. Caine’s senior management experience and expertise in branding and multi-media advertising sales and marketing, as well as his past service on the boards of directors of public and private companies, allows him to make valuable contributions to our Board.

Michael Todd, age 36, currently serves as the Chief Technology Officer of Victorious, Inc., a mobile platform technology company that connects online content creators with their communities, which he co-founded in November 2013.  From January 2011 to February 2014, he served as Chief Technology Officer, and from September 2008 to December 2010 he served as VP, Engineering, of OpenX Technologies, Inc., a web and mobile advertising technology company that provides a comprehensive platform for publishers.  Mr. Todd served as Senior Engineering Manager at Google Inc. from 2004 to 2007.  Prior to this, Mr. Todd co-founded and served as an executive officer at Red Swoosh, Inc., a peer-to-peer content delivery network, and Scour Inc., a multimedia search engine.  Mr. Todd received a B.S. degree in computer science and engineering from University of California, Los Angeles.  The Board believes that Mr. Todd’s senior management and entrepreneurial experience with advertising and media technology companies, as well as his deep product and engineering expertise, allow him to make valuable contributions to our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD

As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following directors are independent directors within the meaning of the applicable NYSE listing standards and our Corporate Governance Guidelines: Mr. Rossman, Ms. Lam, Mr. Lee, Mr. Caine, Mr. Todd and Mr. Schechter.  In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.  Mr. Day is not considered independent because he is an executive officer of the Company.

BOARD LEADERSHIP STRUCTURE

Currently, our Chief Executive Officer serves on our Board and our Board does not have a chairman.  Our corporate governance guidelines provide that one of our independent directors shall serve as a lead independent director at any time when an independent director is not serving as the chairman of the Board.  Accordingly, our Board appointed Mr. Lee to serve as our lead independent director, effective as of the closing of our initial public offering on July 2, 2013. As lead independent director, Mr. Lee is responsible for presiding over periodic meetings of our independent directors, coordinating activities of the independent directors and performing such additional duties as our Board may otherwise determine and delegate.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to review and discuss with management and Ernst & Young LLP, as appropriate, our guidelines and policies with respect to risk assessment and risk management, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our Nominating and Corporate Governance Committee is responsible for developing our corporate governance principles, and periodically reviews these principles and their application. Our Compensation Committee reviews our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on us.

MEETINGS OF THE BOARD

The Board met nine times during the last fiscal year.  Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member.

INFORMATION REGARDING COMMITTEES OF THE BOARD

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2014 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Randall Glein (1)	X		X
Rachel Lam	X

Name	Audit	Compensation	Nominating and Corporate Governance
Warren Lee		X	X*
James Rossman (2)		X*	X
Robert Schechter	X*
Paul Caine (3)	X
Michael Todd (4)			X

Total meetings in fiscal 2014	8	8(5)	0(6)

*      Committee Chairperson

(1)         Mr. Glein served on the Audit Committee and Nominating and Corporate Governance Committee through June 16, 2014, the date on which his term on the Board expired.

(2)         Mr. Rossman was appointed to the Nominating and Corporate Governance Committee on June 16, 2014.

(3)         Mr. Caine was appointed to the Board on June 20, 2014.  Upon his appointment, Mr. Caine joined the Audit Committee.

(4)         Mr. Todd was appointed to the Board on October 21, 2014.  Upon his appointment, Mr. Todd joined the Nominating and Corporate Governance Committee.

(5)         In addition to holding eight meetings during 2014, the Compensation Committee acted by unanimous written consent three times during 2014.

(6)         The Nominating and Corporate Governance Committee acted by unanimous written consent three times during 2014.

Below is a description of each committee of the Board.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.  The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; review and approves or rejects transactions between the company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal controls over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is currently composed of three directors: Mr. Caine, Ms. Lam and Mr. Schechter.  The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://investor.tremorvideo.com/corporate-governance.

The Board reviews the NYSE listing standards definition of independence for Audit Committee members annually and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).

The Board has also determined that Mr. Schechter qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Schechter’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.  In addition to the Company’s Audit Committee, Mr. Schechter also serves on the Audit Committees of PTC Inc.  The Board has determined that this simultaneous service does not impair Mr. Schechter’s ability to effectively serve on the Company’s Audit Committee.

Report of the Audit Committee of the Board(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2014 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or PCAOB.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted,

The Audit Committee of the Board of Directors

Mr. Robert Schechter, Chair

Mr. Paul Caine

Ms. Rachel Lam

Compensation Committee

The Compensation Committee is currently composed of two directors: Mr. Lee and Mr. Rossman.  All members of the Company’s Compensation Committee are independent (as independence is currently defined in Section 303.A.02 of the NYSE Listed Company Manual).  The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://investor.tremorvideo.com/corporate-governance.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption, and oversee the Company’s compensation strategy, policies, plans and programs, including: reviewing and approving, or recommending that our Board approve, the compensation of our executive officers; reviewing and recommending to our Board the compensation of our directors; reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers; administering our stock and equity incentive plans; reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer and the General Counsel.  The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

(1)         The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Committee.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the compensation committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE, the Compensation Committee engaged Pay Governance LLC, or Pay Governance, as compensation consultants.  The Compensation Committee requested that Pay Governance:

•                  evaluate the efficacy of and assist in refining the Company’s overall compensation philosophy and practices, including as relates to the Company’s equity incentive and long term incentive plans, in supporting and reinforcing the Company’s long-term strategic goals;

•                  provide an overview of typical market practices related to annual incentive plan designs and employee stock purchase plans; and

•                  conduct an analysis of the intrinsic value of outstanding equity awards to assess the potential retention value of current equity holdings for senior executives.

As part of its engagement, Pay Governance was requested by the Compensation Committee to update the comparative group of public companies and to perform analysis of competitive performance and executive compensation levels for that group.  Pay Governance ultimately developed broad based recommendations based on benchmarks that were presented to the Compensation Committee for its consideration, but did not make any specific recommendation for compensation levels.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, adjustments to the compensation of existing executives, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the Compensation Committee’s approval. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee in consultation with the Board, which recommends to the Board for approval any adjustments to his compensation as well as equity awards to be granted.  Some of the key factors the Compensation Committee considers in making pay decisions are as follows: historical compensation levels, relative position to market, internal equity, individual and company performance, strategic importance of role and retention risk, among others.

Compensation Committee Interlocks and Insider Participation

As noted above, our Company’s Compensation Committee consists of Messrs. Lee and Rossman. None of the members of our Compensation Committee has at any time during the past three years been one of our officers or employees. None of our executive officers currently serves or in the prior three years has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of three directors: Messrs. Lee, Todd and Rossman.  All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://investor.tremorvideo.com/corporate-governance.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee may engage, if it deems appropriate, a professional search firm to identify qualified director candidates.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.

At this time, the Nominating and Corporate Governance Committee does not have a policy with regard to the consideration of director candidates recommended by stockholders.  The Nominating and Corporate Governance Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

While the Company has not established a formal policy for stockholder communications with the Board, stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Corporate Secretary of the Company at Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

These communications may be reviewed by one or more employees of the Company designated by the Board, who will determine whether the communication should be presented to the Board.  The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).  All communications directed to the Audit Committee in accordance with the Company’s Whistleblower Policy that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee.

Any interested person may, however, communicate directly with the lead independent director or the non-management or independent directors as a group.  Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of Tremor Video Inc. at 53 West 23rd Street, 12th floor, New York, New York 10010.  If no particular director is named, letters will be forwarded, depending upon the subject matter, to the Chair of the Audit, Compensation, or Nominating and Corporate Governance Committee.

CODE OF ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees.  The Code of Business Conduct and Ethics is available on the Company’s website at http://investor.tremorvideo.com/corporate-governance.  If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

CORPORATE GOVERNANCE GUIDELINES

In June 2013, in connection with the Company’s initial public offering, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management.  The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines as well as the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees may be viewed at http://investor.tremorvideo.com/corporate-governance.

PROPOSAL 2

APPROVAL OF THE AMENDED TREMOR VIDEO, INC. 2013 EQUITY INCENTIVE PLAN

OVERVIEW

We are asking our stockholders to approve the 2013 Equity Incentive Plan, or 2013 Plan, as amended by our Board in April 2015: (i) to add 1,000,000 shares of our common stock to our existing share reserve, and (ii) for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to (a) confirm the applicable award limits for purposes of compliance with Section 162(m), (b) confirm existing performance criteria upon which performance goals may be based with respect to performance awards under the 2013 Plan, and (c) confirm existing permitted means of adjustment when calculating the attainment of performance goals for performance awards granted under the 2013 Plan.  We refer to the 2013 Plan, as amended by our Board in April 2015, as the “Amended 2013 Plan” throughout this proxy statement.

The 2013 Plan was originally approved by our Board and our stockholders in June 2013 in connection with our initial public offering.  Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 Plan was 1,333,333 shares.  Additionally, the number of shares of our common stock reserved for issuance under the 2013 Plan automatically increases on January 1 of each year, beginning on January 1, 2014, and continuing through and including January 1, 2023, by 4.00% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.  As a result, an aggregate of 4,044,180 new shares were added pursuant to automatic increases that occurred on January 1, 2014 and January 1, 2015.

As of April 2, 2015, awards (net of shares returned to the 2013 Plan) covering an aggregate of 4,165,325 shares of the Company’s Common Stock have been granted under the 2013 Plan.  Of these, awards covering an aggregate of 3,752,393 shares are currently outstanding.  Only 1,212,188 shares of Common Stock (plus any shares that might in the future be returned to the 2013 Plan) remained available for future grant under the 2013 Plan.

In April 2015, our Board approved an amendment to the 2013 Plan, subject to stockholder approval, to increase the number of shares of our common stock authorized for issuance under the 2013 Plan by an additional 1,000,000 shares to a total of 6,377,513 shares.  Our Board adopted this amendment in order to ensure that the Company can continue to grant equity incentive awards at levels determined appropriate by our Board.  In adopting the amendment, the Board consulted with and considered the recommendations of its compensation consultant, Pay Governance.  If approved by our stockholders, the increase in the share reserve of the 2013 Plan will become effective as of the Annual Meeting date.

Stockholders are requested in this Proposal 2 to approve the Amended 2013 Plan.  The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote will be required to approve the Amended 2013 Plan.  Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

REASONS TO APPROVE THE AMENDED 2013 PLAN

Equity awards have been historically and, we believe, will continue to be an integral component of our overall compensation program for all of our employees, officers and directors. Since adoption of the 2013 Plan at the time of our initial public offering, we have aggressively invested in the growth of our business, including the development of our complete programmatic solutions for brand advertisers and premium puiblishers.  We expect to hire new employees and officers to support the continued growth of our business and these newly introduced solutions, which will result in additional grants of equity awards. Approval of the Amended 2013 Plan will allow us to continue to grant equity awards at levels our compensation committee determines to be appropriate in order to attract the most qualified new officers and employees as well as to retain our existing personnel and provide incentives for such persons to exert maximum efforts for our success and ultimately increase stockholder value. The Amended 2013 Plan allows the Company to continue to utilize a broad array of equity incentives with flexibility in designing such incentives.

The following table provides certain additional information regarding our equity incentive plans, other than our 2014 Employee Stock Purchase Plan, as of April 2, 2015:

Total Stock Options Outstanding (1)	6,922,163
Total Restricted Stock Unit Awards Outstanding	1,933,551
Total Shares of Common Stock Outstanding	51,380,047
Weighted-Average Exercise Price of Stock Options Outstanding (1)	$4.07
Weighted-Average Contractual Life of Stock Options Outstanding (1)	6.39 years
Total Shares Available for Grant under the 2013 Plan	1,212,188
Closing Price Per Share of Common Stock	$2.34

(1)         Includes option awards granted prior to our initial public offering under our Tremor Video 2008 Stock Plan, Tremor Video 2006 Stock Plan, ScanScout, Inc. 2009 Equity Incentive Plan and ScanScout, Inc. 2006 Stock Plan.  Following our initial public offering, other than pursuant to our 2014 Employee Stock Purchase Plan, the Company will only grant equity awards pursuant to the 2013 Plan.

The following table provides detailed information regarding the activity related to our equity incentive plans, other than our 2014 Employee Stock Purchase Plan, for the year ended December 31, 2014:

Shares Subject to Stock Options granted	1,006,094
Shares Subject to Restricted Stock Unit Awards Granted	1,771,861
Shares Subject to Stock Options Cancelled (1)	710,302
Shares Subject to Restricted Stock Unit Awards Cancelled	171,999
Weighted-Average Number of Shares of Common Stock Outstanding	50,637,541

(1)         Includes option awards granted under our Tremor Video 2008 Stock Plan, Tremor Video 2006 Stock Plan, ScanScout, Inc. 2009 Equity Incentive Plan and ScanScout, Inc. 2006 Stock Plan.

Our compensation committee carefully monitors our equity grant activity, total dilution and equity compensation expense in an effort to maximize stockholder value by granting only the appropriate number and type of equity awards necessary to attract, reward and retain key employees and directors. In addition, we use industry benchmarks to monitor and evaluate the effectiveness and reasonableness of the equity compensation we offer to our employees and prospective employees with the goal of attracting and retaining qualified personnel while staying within reasonable bounds of what the market requires in a competitive environment.

Approval of the Amended 2013 Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant stock options and performance awards under the Amended 2013 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code. Section 162(m) of the Code denies a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1,000,000. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation and we believe it is in the best interests of us and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m) of the Code. For the grant of awards under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the plan must (i) describe the employees eligible to receive such awards, (ii) provide a per-person limit on the number of shares subject to stock options and performance stock awards, and the amount of cash that may be subject to performance cash awards, granted to any employee under the plan in any year, and (iii) include one or more pre-established business criteria upon which the performance goals for performance awards may be granted (or become vested or exercisable). These terms must be approved by stockholders and, accordingly, our stockholders are requested to approve the Amended 2013 Plan, which includes terms regarding eligibility for awards, per-person limits on awards and the business criteria for performance awards granted under the Amended 2013 Plan.

IMPORTANT ASPECTS OF OUR AMENDED 2013 PLAN DESIGNED TO PROTECT OUR STOCKHOLDERS’ INTERESTS

The Amended 2013 Plan includes certain provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:

•                  Submission of amendments to Amended 2013 Plan to stockholders.  The Amended 2013 Plan requires stockholder approval for material amendments to the Amended 2013 Plan, including any increase in the number of shares reserved for issuance under the Amended 2013 Plan that is not automatically provided for under the Amended 2013 Plan.

•                  Flexibility in designing equity compensation scheme.  The Amended 2013 Plan allows us to provide a broad array of equity incentives, including traditional option grants, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation. By providing this flexibility we can quickly and effectively react to trends in compensation practices and continue to offer competitive compensation arrangements to attract and retain the talent necessary for the success of our business.

•                  Broad-based eligibility for equity awards.  We grant equity awards to a large portion of our employees. By doing so, we tie our employees’ interests with stockholder interests and motivate our employees to act as owners of the business.

•                  Limits on awards.  No person may be granted stock awards covering more than 6,666,666 shares of our common stock under the Amended 2013 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 3,333,333 shares or a performance cash award having a maximum value in excess of $10,000,000.

DESCRIPTION OF GENERAL PLAN TERMS

The material terms and provisions of the Amended 2013 Plan are summarized below. This summary, however, does not purport to be a complete description of the Amended 2013 Plan. The following summary of the Amended 2013 Plan is qualified in its entirety by reference to the complete text of the Amended 2013 Plan, a copy of which is included as an appendix to this Proxy Statement.

Award Types

The Amended 2013 Plan provides for the grant of incentive stock options within the meaning of Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards, and other forms of equity compensation (collectively, stock awards). Additionally, the Amended 2013 Plan provides for the grant of performance cash awards. Incentive stock options may be granted only to employees. All other awards may be granted to employees, including officers, and to non-employee directors and consultants. See “Federal Income Tax Information” for a discussion of the tax treatment of stock awards.

Purpose

Our Board adopted the 2013 Plan to provide a means by which employees, directors and consultants of the Company and its subsidiaries may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates.  As of April 2, 2015, the Company had approximately 340 employees, 10 consultants and 6 non-employee directors, all of whom were eligible to participate under the Amended 2013 Plan.

Share Reserve

Initially, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2013 Plan was 1,333,333 shares. Additionally, the number of shares of our common stock reserved for issuance under the 2013 Plan automatically increases on January 1 of each year, beginning on January 1, 2014, and continuing through and including January 1, 2023, by 4.00% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board.  An aggregate of 4,044,180 new shares were added pursuant to automatic increases that occurred on January 1, 2014 and January 1, 2015. Subject to the approval of the Company’s stockholders, the reserve, as a result of the amendment, will also increase by 1,000,000 shares to a total of 6,377,513 shares available for grant. The maximum number of shares that may be issued upon the exercise of incentive stock options under our Amended 2013 Plan is 53,333,333 shares.

No person may be granted stock awards covering more than 6,666,666 shares of our common stock under our Amended 2013 Plan during any calendar year pursuant to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the stock award is granted. Additionally, no person may be granted in a calendar year a performance stock award covering more than 3,333,333 shares or a performance cash award having a maximum value in excess of $10,000,000. Such limitations are designed to help assure that any deductions to which we would otherwise be entitled with respect to such awards will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to any covered executive officer imposed by Section 162(m) of the Code.

If a stock award granted under the Amended 2013 Plan expires or otherwise terminates without being exercised in full, or is settled in cash, the shares of our common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the Amended 2013 Plan. In addition, the following types of shares under the Amended 2013 Plan may become available for the grant of new stock awards under the Amended 2013 Plan: (1) shares that are forfeited to or repurchased by us prior to becoming fully vested; (2) shares withheld to satisfy income or employment withholding taxes; or (3) shares used to pay the exercise or purchase price of a stock award. Shares issued under the Amended 2013 Plan may be previously unissued shares or reacquired shares bought by us on the open market. As of the date hereof, no awards have been granted and no shares of our common stock have been issued under the Amended 2013 Plan.

Administration

Our Board or a duly authorized committee thereof, has the authority to administer the Amended 2013 Plan. Our Board may also delegate to one or more of our officers the authority to (1) designate employees (other than other officers) to be recipients of certain stock awards, and (2) determine the number of shares of common stock to be subject to such stock awards. Subject to the terms of the Amended 2013 Plan, our Board or the authorized committee, referred to herein as the plan administrator, determines recipients, dates of grant, the numbers and types of stock awards to be granted and the terms and conditions of the stock awards, including the period of their exercisability and vesting schedule applicable to a stock award. Subject to the limitations set forth below, the plan administrator will also determine the exercise price, strike price or purchase price of awards granted and the types of consideration to be paid for the award.

The plan administrator has the authority to modify outstanding awards under our Amended 2013 Plan. Subject to the terms of our Amended 2013 Plan, the plan administrator has the authority to reduce the exercise, purchase or strike price of any outstanding stock award, cancel any outstanding stock award in exchange for new stock awards, cash or other consideration, or take any other action that is treated as a repricing under generally accepted accounting principles, with the consent of any adversely affected participant.

Stock Options

Incentive and nonstatutory stock options are granted pursuant to stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for a stock option, within the terms and conditions of the Amended 2013 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the Amended 2013 Plan vest at the rate specified by the plan administrator.

The plan administrator determines the term of stock options granted under the Amended 2013 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. The option term may be extended in the event that exercise of the option following such a termination of service is prohibited by applicable securities laws or our insider trading policy. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability or death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, options generally terminate immediately. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an nonqualified stock option, and (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will, the laws of descent and distribution, or pursuant to a domestic relations order. An optionholder may designate a beneficiary, however, who may exercise the option following the optionholder’s death.

Tax Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of our common stock with respect to incentive stock options that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as nonqualified stock options. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the incentive stock option does not exceed five years from the date of grant.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the plan administrator. Restricted stock awards may be granted in consideration for (1) cash, check, bank draft or money order, (2) services rendered to us or our affiliates, or (3) any other form of legal consideration. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the plan administrator. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the plan administrator. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Restricted Stock Unit Awards

Restricted stock unit awards are granted pursuant to restricted stock unit award agreements adopted by the plan administrator. Restricted stock unit awards may be granted in consideration for any form of legal consideration. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the restricted stock unit award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by a restricted stock unit award. Except as otherwise provided in the applicable award agreement, restricted stock units that have not vested will be forfeited upon the participant’s cessation of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted pursuant to stock appreciation grant agreements adopted by the plan administrator. The plan administrator determines the strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon the exercise of a stock appreciation right, we will pay the participant an amount equal to (1) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised. A stock appreciation right granted under the Amended 2013 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator.

The plan administrator determines the term of stock appreciation rights granted under the Amended 2013 Plan, up to a maximum of 10 years. Unless the terms of a participant’s stock appreciation right agreement provides otherwise, if a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. The stock appreciation right term may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards

The Amended 2013 Plan allows us to grant cash and stock based performance awards that may qualify as performance-based compensation that is not subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m) of the Code. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that our Board also may make any such determinations to the extent that the award is not intended to comply with Section 162(m) of the Code.

In granting a performance award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) of the Code, at a time when the achievement of the performance goals remains substantially uncertain (typically no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the Amended 2013 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify (in writing) whether the performance goals have been satisfied.

Performance goals under the Amended 2013 Plan will be based on any one or more of the following performance criteria: (1) earnings (including earnings per share and net earnings); (2) earnings before interest, taxes and depreciation; (3) earnings before interest, taxes, depreciation and amortization; (4) earnings before interest, taxes, depreciation, amortization and legal settlements; (5) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (6) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (7) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (8) total stockholder return; (9) return on equity or average stockholder’s equity; (10) return on assets, investment, or capital employed; (11) stock price; (12) margin (including gross margin); (13) income (before or after taxes); (14) operating income; (15) operating income after taxes; (16) pre-tax profit; (17) operating cash flow; (18) sales or revenue targets; (19) increases in revenue or product revenue; (20) expenses and cost reduction goals; (21) improvement in or attainment of working capital levels; (22) economic value added (or an equivalent metric); (23) market share; (24) cash flow; (25) cash flow per share; (26) share price performance; (27) debt reduction; (28) implementation or completion of projects or processes; (29) user satisfaction; (30) stockholders’ equity; (31) capital expenditures; (32) debt levels; (33) operating profit or net operating profit; (34) workforce diversity; (35) growth of net income or operating income; (36) billings; (37) bookings; (38) the number of users, including but not limited to unique users; (39) employee retention and (40) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by our Board.

The performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the goals are established, we will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, we retain the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of the goals; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any divested business achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in our outstanding shares of common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock-based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. The performance goals may differ from participant to participant and from award to award.  In addition, our Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award and all other terms and conditions of such awards.

Clawback/Recovery

Stock awards granted under the Amended 2013 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, our Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure, such as a stock split or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the Amended 2013 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued upon the exercise of incentive stock options, (4) the class and maximum number of shares subject to stock awards that can be granted in a calendar year (as established under the Amended 2013 Plan pursuant to Section 162(m) of the Code) and (5) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Dissolution or Liquidation

If the Company dissolves or liquidates, all outstanding stock awards (other than fully vested stock awards and outstanding shares of our common stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the dissolution or liquidation, and we may repurchase the shares of our common stock subject to repurchase rights notwithstanding that you are providing continuous service. Our Board may provide, in its discretion, that some or all of the outstanding stock awards will become fully vested, exercisable, or no longer subject to repurchase or forfeiture prior to the dissolution or liquidation.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

• arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

• arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

• accelerate the vesting of the stock award and the period during which the stock award is exercisable to a date prior to the effective time of the corporate transaction as determined by the plan administrator (or if the plan administrator does not determine such a date, to the date that is five days prior to the effective time of the corporate transaction) and arrange for the stock award to terminate if not exercised at or prior to the effective time of the corporate transaction;

• arrange for the lapse of any reacquisition or repurchase right held by us;

• cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as the plan administrator may deem appropriate; or

• make a payment equal to the excess of (1) the value of the property the participant would have received upon exercise of the stock award over (2) the exercise price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.  Our plan administrator may take different actions with respect to the vested and unvested portions of a stock award.

Under the Amended 2013 Plan, a corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our consolidated assets, (2) a sale or other disposition of at least 90% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability in the event of a change in control. Under the Amended 2013 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets.

Amendment and Termination

The plan administrator has the authority to amend, suspend, or terminate our Amended 2013 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No incentive stock options may be granted after the tenth anniversary of the date our Board adopted our Amended 2013 Plan.

FEDERAL INCOME TAX INFORMATION

Incentive Stock Options.  Incentive stock options under the Amended 2013 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option.  However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.

If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the participant held the stock for more than one year.

Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale.  The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

Nonstatutory Stock Options, Restricted Stock Purchase Awards and Stock Bonuses.  Nonstatutory stock options, restricted stock purchase awards and stock bonuses granted under the Amended 2013 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or the Company by reason of the grant.  Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price.  However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock.  With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock.  Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.  Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

Stock Appreciation Rights.  No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the participant in the year of such exercise.  Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized.  Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the participant.

Potential Limitation on Company Deductions.  Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000.  It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. However, certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Below is a summary of the material conditions under which certain equity awards qualify as performance-based compensation that is exempt from the $1,000,000 deduction limitation in accordance with Section 162(m) of the Code:

•                  Stock Options and Stock Appreciation Rights. Compensation paid to covered employees that is attributable to stock options and stock appreciation rights may qualify as performance-based compensation if (i) such awards are granted by a compensation committee or committee of our Board comprised solely of “outside directors,” (ii) the Amended 2013 Plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by our stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.

•                  Restricted Stock Awards, Restricted Stock Unit Awards, Performance Stock Awards and Performance Cash Awards. Compensation paid to covered employees that is attributable to restricted stock awards, restricted stock unit awards, performance equity awards, and performance cash awards may qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or vests) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the grant or vesting of the award that the performance goal has been satisfied, and (iv) stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

NEW PLAN BENEFITS

Contingent on receiving stockholder approval of the Amended 2013 Plan, on the Annual Meeting Date, the compensation committee intends to approve equity grants to certain employees, including its executive officers, as set forth in the table below.

In addition, our non-employee director compensation policy establishes the number of shares subject to initial and annual stock option awards that automatically will be granted to our non-employee directors under the Amended 2013 Plan. Pursuant to such policy, as amended, on the date of the Annual Meeting, each of our current non-employee directors who is to continue as a non-employee director, other than Ms. Lam who does not participate in our non-employee director compensation policy in accordance with the policies of her employer, will be granted equity-based awards having an aggregate grant date fair value of $75,000 in the form of restricted stock units under the Amended 2013 Plan. For additional information regarding our non-employee director compensation policy, see “Director Compensation” below.  On April 2, 2015, the last reported sales price of our common stock on the NYSE was $2.34.

	Number of Shares Underlying Restricted Stock Unit Awards Granted (#)		Total Dollar Value of Restricted Unit Stock Awards ($)(1)	Number of Shares Underlying Stock Options Granted (#)

William Day, President and Chief Executive Officer	31,250	(2)	$73,125	70,000	(3)

Adam Lichstein, Senior Vice President, Chief Operating Officer, General Counsel and Secretary	23,000	(2)	$53,820	27,000	(3)

Lauren Wiener, President, Global Sales and Marketing	34,500	(2)	$80,730	40,500	(3)

All Current Executive Officers as a Group (4)	99,250	(2)	$232,245	149,750	(3)

All Current Directors Who are Not Executive Officers as a Group (5)	160,256	(5)	$375,000

All Non-Executive Officer Employees as a Group (6)	36,750	(2)	$85,995	42,875	(3)

(1)         These amounts reflect the grant date fair value of the restricted stock unit awards described in this table on April 2, 2015, as calculated in accordance with ASC 718.

(2)         Restricted stock units will vest 25% on February 13, 2016 and 25% on each of the next three anniversary dates thereafter, subject to continued service to us by the recipient through each vesting date.  This restricted stock unit award may be subject to accelerated vesting.

(3)         Option awards will vest 25% on February 13, 2016 and 1/48 per month over the next 36 months thereafter, subject to continued service to us by the recipient through each vesting date.  This option may be subject to accelerated vesting.

(4)         Consists of William Day, Adam Lichstein, Lauren Wiener and Steven Lee.

(5)         Consists of restricted stock unit awards made to directors pursuant to the Company’s non-employee director compensation policy.  The number of shares underlying these restricted stock unit awards is estimated based on the value of the Company’s common stock as of April 2, 2015.  The actual number of shares underly restricted stock unit awards granted to each director will be determined by dividing $75,000 by the closing price of the Company’s common stock on the date of the Annual Meeting.

(6)         Consists of four non-executive officer employees.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015, and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since the fiscal year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2014 and 2013, by Ernst & Young LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2014	2013

Audit fees(1)	$639,998	$1,631,781
Audit-related fees	—	—
Tax fees(2)	54,500	35,000
All other fees	—	—
Total fees	$694,498	$1,666,781

(1)         For both fiscal years ended 2014 and 2013, audit fees represents fees for audit services rendered in connection with the audit of our consolidated financial statements.  For fiscal year ended 2013, included in audit fees are those fees associated with our initial public offering of our common stock completed in July 2, 2013, which included reviews of our quarterly consolidated information for fiscal years ended 2013, 2012 and 2011 included in our registration statement on Form S-1 filed with the SEC and delivery of comfort letters and consents, as well as fees associated with reviews of documents filed with the SEC, our Annual Report on Form 10-K and our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q.

(2)         For fiscal year ended 2014 and 2013, tax fees represents fees for tax compliance, tax planning and tax advice services.

All fees described above were pre-approved by the Audit Committee.

In connection with the audit of the 2014 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company.

PRE-APPROVAL POLICIES AND PROCEDURES.

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP.  The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts.  Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.  The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of certain services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence, so long as the services are not specifically proscribed by the SEC or NYSE.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers, including their ages as of April 2, 2015.  Biographical information for our Chief Executive Officer and director, William Day, is included above with the director biographies under the caption “Directors continuing in office until the 2016 Annual Meeting.”

Name	Age	Position
William Day	50	President, Chief Executive Officer and Director
Todd Sloan (1)	52	Senior Vice President, Chief Financial Officer and Treasurer
Lauren Wiener	47	President, Global Sales and Marketing
Steven Lee	39	Senior Vice President and Chief Technology Officer
Adam Lichstein	47	Senior Vice President, Chief Operating Officer, General Counsel and Secretary

(1)                                 Mr. Sloan will step down as Senior Vice President, Chief Financial Officer and Treasurer on May 31, 2015.

Todd Sloan has served as a Senior Vice President and our Chief Financial Officer since December 2011.  From May 2010 to December 2011, Mr. Sloan served as the Chief Financial Officer of AdKeeper Inc., an internet advertising company. From January 2009 to April 2010, he served as the Chief Financial Officer of Operative Media, Inc., an ad management technology company. From September 2007 to December 2008, he served as the Chief Financial Officer at Heavy, Inc., a broadband entertainment company. From 2002 until August 2007, he served as Executive Vice President Corporate Development and Chief Financial Officer of NetRatings, Inc., a public audience measurement and analysis company. From 1999 to 2001, Mr. Sloan served as Chief Financial Officer of About.com, Inc. Mr. Sloan received a B.B.A. in finance and accounting from the University of Wisconsin—Madison.

Lauren Wiener has served as our President, Global Sales and Marketing since October 2012. From 2003 to 2012, Ms. Wiener served in various capacities at Meredith Digital at Meredith Corporation, a media and marketing company, including Senior Vice President, Digital from May 2008 to October 2012, Vice President, Digital from October 2005 to May 2008, and Managing Director, Digital Sales and Marketing from July 2003 to October 2005. Ms. Wiener received a B.A. in history from Yale University and an M.B.A. from the Harvard Business School.

Steven Lee has served as a Senior Vice President and our Chief Technology Officer since December 2010. From December 2011 until May 2013, Mr. Lee served as a member of our Board. In November 2005, Mr. Lee co-founded ScanScout and served as its Chief Technical Officer from November 2005 to December 2010. Mr. Lee received a B.S. in electrical science and engineering and an M.E. in electrical engineering and computer science from Massachusetts Institute of Technology.

Adam Lichstein has served as a Senior Vice President and our Chief Operating Officer and General Counsel since April 2012. From December 2010 to April 2012, Mr. Lichstein served as our Senior Vice President, Publisher Development and General Counsel. From February 2010 to December 2010, Mr. Lichstein served as Senior Vice President, Operations and General Counsel of ScanScout. From April 2007 to February 2010, he served as Chief Operating Officer of ShopText, Inc., a mobile commerce and promotions company. Mr. Lichstein received a B.A. in history from Dartmouth College and a J.D. from New York University School of Law.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of April 2, 2015 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Name of Beneficial Owner	Shares	Percentage
5% Stockholders:
Canaan VII L.P.(2)	7,944,522	15.5
W Capital Partners II, L.P.(3)	5,251,886	10.2
Masthead Venture Partners Capital, L.P.(4)	4,281,001	8.3
Entities affiliated with Meritech Capital(5)	3,120,710	6.1
Entities affiliated with Draper Fisher Jurvetson(6)	3,736,865	7.3
Entities affiliated with General Catalyst Partners(7)	3,360,859	6.5
Named Executive Officers and Directors:
William Day(8)	1,668,485	3.2
Adam Lichstein(9)	319,799	*
Lauren Wiener(10)	255,850	*
Paul Caine(11)	21,786	*
Rachel Lam	20,000	*
Warren Lee(12)	31,881	*
James Rossman(13)	328,545	*
Robert Schechter(14)	56,845	*
Michael Todd(15)	28,761	*
All current executive officers and directors as a group(16) (11 persons)	3,938,032	7.2

* Represents beneficial ownership of less than 1%.

(1)  This table is based upon information supplied by officers, directors and, in the case of principal stockholders, Schedules 13G filed with the SEC, which information may not be accurate as of April 2, 2015. The address of each executive officer and director listed on the table is c/o Tremor Video, Inc., 53 West 23rd Street, New York, New York 10010. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the executive officers and directors named in the table above have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Applicable percentages are based on 51,380,047 shares outstanding on April 2, 2015, adjusted as required by rules promulgated by the SEC.

(2) Consists of 7,944,522 shares held by Canaan VII L.P. Canaan Partners VII LLC is the sole general partner of Canaan VII L.P and may be deemed to beneficially own the shares held by Canaan VII L.P. Warren Lee, a member of Canaan Partners LLC, is a member of our Board. The principal business address of Canaan VII L.P. is 285 Riverside Avenue, Ste. 250, Westport, CT 06889.

(3) Consists of 5,251,886 shares held by W Capital Partners II, L.P. The sole general partner of W Capital Partners II, L.P. is WCP GP II, L.P, and the sole general partner of WCP GP II, L.P. is WCP GP II, LLC.  These entities may be deemed to beneficially own the shares held by W Capital Partners II, L.P.  The principal business address of W Capital Partners is 1 East 52nd Street, Fifth Floor, New York, NY 10022.

(4) Consists of 4,281,001 shares held by Masthead Venture Partners Capital, L.P. Masthead Fund General Partner, LLC, the general partner of Masthead Venture Partners Capital, L.P., may be deemed to have sole voting and dispositive power with respect to the shares held by Masthead Venture Partners Capital, L.P. The managing members of Masthead Fund General Partner, LLC are Braden Bohrmann, Daniel Flatley, Richard Levandov, Brian Owen, and Stephen Smith.  These individuals may be deemed to have shared voting and dispositive power with respect to the shares held by this entity. The principal business address of Masthead Venture Partners is 55 Cambridge Parkway Suite 103, Cambridge, MA 02142.

(5) Consists of 3,064,846 shares held by Meritech Capital Partners III L.P. (“MCP III”) and 55,864 shares held by Meritech Capital Affiliates III L.P. (“MC AFF III”). Meritech Capital Associates III L.L.C. (“MCA III”) is the

general partner of each of MCP III and MC AFF III, and may be deemed to have sole voting and dispositive power with respect to the shares directly owned by MCP III and MC AFF III. Meritech Management Associates III L.L.C. (“MMA III”) is a managing member of MCA III and may be deemed to have sole voting and dispositive power with respect to the shares s directly owned by MCP III and MC AFF III. Paul S. Madera, Michael B. Gordon, Robert D. Ward and George H. Bischof are managing members of MMA III and may be deemed to have shared voting and dispositive power with respect to the shares directly owned by MCP III and MC AFF III. Mr. Gordon served as a member of our Board until May 2013.  The principal business address of Meritech Capital is 245 Lytton Avenue, Suite 350, Palo Alto, CA 94301.

(6) Consists of 1,724,051 shares held by Draper Fisher Jurvetson Growth Fund 2006, L.P., 139,383 shares held by Draper Fisher Jurvetson Partners Growth Fund 2006, LLC, 1,753,493 shares held by Draper Fisher Jurvetson Fund IX, L.P., 47,515 shares held by Draper Fisher Jurvetson Partners IX, LLC, 57,096 shares held by Draper Associates, L.P., 10,000 shares held by DFJ Growth Management, LLC, and 5,327 shares held by Draper Associates Riskmasters Fund II, LLC. Mark Bailey, Timothy Draper, John Fisher, Randall Glein, Stephen Jurvetson and Barry Shuler are managing directors and/or managing members of these funds and/or of the various general partner entities of these funds that directly hold shares and as such they may be deemed to have shared voting and dispositive power with respect to the shares held by these entities.  Mr. Glein served as a member of our Board until June 2014. The principal place of business for Draper Fisher Jurvetson is 2882 Sand Hill Road, Suite 150, Menlo Park, CA 94025.

(7) Consists of 3,273,997 shares held by General Catalyst Group IV, L.P. and 86,862 shares held by GC Entrepreneurs Fund IV, L.P. General Catalyst Partners IV, L.P. is the sole general partner of each of General Catalyst Group IV, L.P. and GC Entrepreneurs Fund IV, L.P. and may be deemed to beneficially own the shares held by such entities.  General Catalyst GP IV, LLC is the sole general partner of General Catalyst Partners IV, L.P. and may be deemed to beneficially own the shares held by General Catalyst Group IV, L.P. and GC Entrepreneurs Fund IV, L.P.  David Fialkow, David Orfao and Joel Cutler are managing directors of General Catalyst GP IV, LLC and may be deemed to beneficially own the shares held by these entities. David Orfao served as a member of our Board until May 2013. The principal business address of General Catalyst is 20 University Road, Suite 450, Cambridge, MA 02138.

(8) Includes 1,595,392 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015.

(9) Includes 305,712 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015.

(10) Includes 236,174 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015.

(11)  Consists of 21,786 shares of common stock underlying restricted stock units that vest within 60 days of April 2, 2015.

(12) Includes 21,881 shares of common stock underlying restricted stock units that vest within 60 days of April 2, 2015.

(13) Includes 204,283 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015 and 21,881 shares of common stock underlying restricted stock units that vest within 60 days of April 2, 2015.

(14) Includes 19,964 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015 and 21,881 shares of common stock underlying restricted stock units that vest within 60 days of April 2, 2015.

(15) Consists of 28,761 shares of common stock underlying restricted stock units that vest within 60 days of April 2, 2015.

(16) Consists of the shares listed in the table above for directors and named executive officers. Also includes 18,031 shares of common stock and 312,404 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015 owned by Todd Sloan, a Senior Vice President and our Chief Financial Officer, and 362,099 shares of common stock and 513,546 shares of common stock underlying options that are vested and exercisable within 60 days of April 2, 2015 held by Steven Lee, a Senior Vice President and our Chief Technology Officer.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2014, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table shows for the fiscal years ended December 31, 2014 and 2013 the compensation of the Company’s Chief Executive Officer and its two other most highly compensated executive officers at December 31, 2014, which we refer to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Total ($)

William Day	2014	479,167	—	300,000	269,468	156,379	1,205,014
President and Chief Executive Officer	2013	400,000	—	—	—	86,333	486,333

Lauren Weiner	2014	475,000	—	150,000	134,733	224,911	984,644
President, Global Sales and Marketing	2013	475,000	—	—	—	208,788	683,788

Adam Lichstein	2014	315,000	—	231,111	134,733	153,050	833,894
Senior Vice President and Chief Operating Officer	2013	291,667	25,000	—	416,880	115,574	849,121

(1)         This column reflects the full grant date fair value for stock awards and options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our consolidated financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the named executive officer will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

(2)         These amounts represent non-equity incentive plan compensation pursuant to our 2014 and 2013 bonus plans. For additional information with respect to our 2014 and 2013 bonus plans. See the “— Bonus Plans.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END.

The following table shows for the fiscal year ended December 31, 2014, certain information regarding outstanding equity awards at fiscal year end for the named executive officers.

	Option Awards					Stock Awards
						Number
						of Shares
	Number of	Number of				or Units of		Market Value
	Securities	Securities				Stock		of Shares or
	Underlying	Underlying	Options			That		Units of Stock
	Unexercised	Unexercised	Exercise	Option		Have Not		That Have Not
	Options	Options	Price	Expiration		Vested		Vested
Name	Exercisable	Unexercisable	($)	Date		(#)		($)
William Day	332,366	—	$1.49	9/1/2018	(1)	69,930	(10)	$200,699
	172,880	—	$1.11	2/12/2020	(2)
	158,366	—	$4.28	2/2/2021	(3)
	—	132,743	$4.29	2/23/2024	(4)

Lauren Wiener	184,166	155,834	$5.60	12/6/2022	(5)	34,965	(10)	$100,350
	—	66,371	$4.29	2/23/2024	(4)

Adam Lichstein	48,831	—	$1.11	2/11/2020	(6)	53,872	(10)	$154,613
	158,366	—	$4.28	2/2/2021	(7)
	22,221	11,112	$5.01	4/24/2022	(8)
	39,583	60,417	$8.15	5/22/2023	(9)
	—	66,371	$4.29	2/23/2024	(4)

(1)         The shares subject to this option were fully vested as of September 2, 2012.

(2)         The shares subject to this option were fully vested as of July 1, 2013.

(3)         The shares subject to this option were fully vested as of December 9, 2014.

(4)         25% of the total shares underlying this option vested on February 14, 2015. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(5)         25% of the total shares underlying this option vested on October 22, 2013. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(6)         The shares subject to this option were fully vested as of February 16, 2014.

(7)         The shares subject to this option were fully vested as of December 9, 2014.

(8)         25% of the total shares underlying this option vested on April 25, 2013. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(9)         25% of the total shares underlying this option vested on May 1, 2014. The remaining shares vest 1/48 per month over the next 36 months thereafter, subject to continued service to us through each vesting date. This option may be subject to accelerated vesting as described below.

(10)  25% of the total shares underlying this restricted stock unit award vested on February 14, 2015. The remaining shares vest 25% on each of the next three anniversary dates thereafter, subject to continued service to us through each vesting date. This restricted stock unit award may be subject to accelerated vesting as described below.

EMPLOYMENT ARRANGEMENTS

The initial terms and conditions of employment for each of our named executive officers are set forth in employee offer letters. These offer letters generally provide for payment of continued salary and health insurance premiums for certain periods following either a termination without cause or resignation for good reason (as defined in the applicable offer letter), in exchange for a release of claims. These offer letters also provide for accelerated vesting of specified equity awards in the event the executive is terminated without cause or resigns for good reason within a specified period of time following a change in control transaction. Each of our named executive officers is an at will employee.

The amount and terms of these benefits reflect the negotiations of each of our named executive officers with us. We consider these severance and change in control benefits critical to attracting and retaining high caliber executives. We believe that appropriately structured severance benefits, including accelerated vesting provisions, minimize the distractions and reduce the risk that an executive voluntarily terminates his or her employment with us during times of uncertainty, such as before an acquisition is completed. We believe that our existing arrangements allow each named executive officer to focus on continuing normal business operations and, for change in control benefits, on the success of a potential business combination, rather than on how business decisions that may be in the best interest of our stockholders will impact his or her own financial security.

The following table sets forth the current base salaries, 2015 bonus target, and a summary of the material severance and change in control arrangements with our named executive officers:

Named Executive Officer	2015 Salary and Bonus Target	Severance and Change in Control Benefits

William Day	Salary: $500,000 Bonus Target: $200,000

Severance: If we terminate Mr. Day’s employment for any reason other than for cause, death or disability or Mr. Day resigns for good reason, and he delivers a general release of claims to us and continues to comply with his confidentiality invention assignment agreement, he is entitled to receive the following severance benefits: (1) 12 months of continued salary; (2) 100% of that fiscal year’s target bonus; and (3) paid COBRA coverage for 12 months.

Change in Control: If Mr. Day is terminated without cause or resigns for good reason within 12 months following the closing of a change in control transaction, Mr. Day is entitled to acceleration of 100% of the unvested shares subject to: (1) his option to acquire 132,743 shares of our common stock granted on February 24, 2014; (2) his restricted stock unit award covering 69,930 shares of our common stock granted on February 24, 2014; (3) his option to acquire 70,000 shares of our common stock granted on February 23, 2015; and (4) his restricted stock unit award covering 31,250 shares of our common stock granted on February 23, 2015.

Upon termination of employment, Mr. Day has a five year period to exercise any of the vested options granted on February 3, 2011, February 12, 2010 and September 11, 2008. In the event that Mr. Day is terminated without cause, he has a one year period to exercise his options granted on February 24, 2014 and February 23, 2015. In no event will the exercise period extend beyond the 10 year term of the applicable option.

Lauren Wiener	Salary: $500,000 Bonus Target: $300,000

Severance: If we terminate Ms. Wiener’s employment for any reason other than for cause, death or disability or Ms. Wiener resigns for good reason, and she delivers a general release of claims to us and continues to comply with her confidentiality invention assignment agreement, Ms. Wiener is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro rated portion of that year’s target bonus and any earned but unpaid bonuses from prior periods; and (3) paid COBRA coverage for six months.

Change in Control: If we terminate Ms. Wiener’s employment without cause or Ms. Wiener resigns for good reason within 12 months following the closing of a change in control transaction, Ms. Wiener is entitled to acceleration of 50% of the unvested shares subject to: (1) her option to acquire 340,000 shares of our common stock granted on

December 7, 2012; (2) her option to acquire 66,371 shares of our common stock granted on February 24, 2014; (3) her restricted stock unit award covering 34,965 shares of our common stock granted on February 24, 2014; (4) her option to acquire 40,500 shares of our common stock granted on February 23, 2015; and (5) her restricted stock unit award covering 34,500 shares of our common stock granted on February 23, 2015.

Upon termination of employment, Ms. Wiener has a five year period to exercise any vested or accelerated options granted on December 7, 2012. In the event that Ms. Wiener is terminated without cause, she has a one year period to exercise her options granted on February 24, 2014 and February 23, 2015. In no event will the exercise period extend beyond the 10 year term of the applicable option.

Adam Lichstein	Salary: $340,000 Bonus Target: $170,000

Severance: If we terminate Mr. Lichstein’s employment for any reason other than for cause, death or disability or Mr. Lichstein resigns for good reason, and he delivers a general release of claims to us and continues to comply with his confidentiality invention assignment agreement, Mr. Lichstein is entitled to receive the following severance benefits: (1) six months of continued salary; (2) a pro rated portion of that year’s target bonus; and (3) continued COBRA coverage for the same periods of time as his continued salary payments.

Change in Control: If Mr. Lichstein is terminated without cause or resigns for good reason within 12 months following the closing of a change in control transaction, Mr. Lichstein is entitled to acceleration of 50% of the unvested shares subject to (1) his option to acquire 33,333 shares of our common stock granted on April 25, 2012; (2) his option to acquire 100,000 shares of our common stock granted on May 23, 2013; (3) his option to acquire 66,371 shares of our common stock granted on February 24, 2014; (4) his restricted stock unit award covering 53,872 shares of our common stock granted on February 24, 2014; (5) his option to acquire 27,000 shares of our common stock granted on February 23, 2015, and (6) his restricted stock unit award covering 23,000 shares of our common stock granted on February 23, 2015.

Upon termination of employment, Mr. Lichstein has a five year period to exercise any vested or accelerated options granted on February 12, 2010 that do not qualify as incentive stock options under the Code. Upon termination of employment, Mr. Lichstein has a five year period to exercise any vested or accelerated options granted on May 23, 2013 and February 3, 2011. In the event that Mr. Lichstein is terminated without cause, he has a one year period to exercise his options granted on February 24, 2014 and February 23, 2015. In no event will the exercise period extend beyond the 10 year term of the applicable option.

The definitions of “cause,” “change in control,” “disability” and “good reason” referenced above are defined in the individual offer letters with each of the named executive officers, respectively, or the applicable equity incentive plan or award agreement under which the stock option or restricted stock unit was granted.

Bonus Plans

2015 Bonus Plan

In 2015, Messrs. Day and Lichstein and Ms. Wiener are eligible to earn annual performance bonuses pursuant to our 2015 bonus plan. The plan includes bonus targets based on the company’s achievement of total revenue, category specific revenue and Adjusted EBITDA year-end objectives. The amount of the bonus earned is determined based on defined criteria, allocation ranges and formulas approved by the compensation committee.

The individual target annual cash bonus opportunities for our named executive officers under the 2015 bonus plan are as follows: $200,000 for Mr. Day, $300,000 for Ms. Wiener and $170,000 for Mr. Lichstein. There is also an ability to receive additional bonus for performance in excess of these objectives capped at 150% or 200% of the target, depending on the applicable objective.

2014 Bonus Plan

In 2014, Messrs. Day and Lichstein and Ms. Wiener were eligible to earn annual performance bonuses pursuant to our 2014 bonus plan. The plan included bonus targets based on the company’s achievement of total revenue, category specific revenue and Adjusted EBITDA year-end objectives. The annual bonus for Mr. Lichstein and Ms. Wiener also included a portion attributable to achievement of certain operational goals set by our compensation committee.

The individual target annual cash bonus opportunities for our named executive officers under the 2014 bonus plan were as follows: $200,000 for Mr. Day, $275,000 for Ms. Wiener and $166,000 for Mr. Lichstein. There was also an ability to receive additional bonus for performance in excess of these objectives capped at 150% or 200% of the target, depending on the applicable objective. In February 2015, the compensation committee approved 2014 bonus payments as follows: Mr. Day, $156,379; Ms. Wiener, $224,911; and Mr. Lichstein, $113,050. The amount of the bonus earned under the plan was determined based on defined criteria, allocation ranges and formulas approved by the compensation committee.

2013 Bonus Plan

In 2013, Messrs. Day and Lichstein and Ms. Wiener were eligible to earn annual performance bonuses pursuant to our 2013 bonus plan. Mr. Day’s bonus was based on the company’s achievement of revenue, gross margin, Adjusted EBITDA and year-end cash objectives. Mr. Lichstein’s bonus was based on individual and company performance. The company component included total revenue, category specific revenue, gross margin, Adjusted EBITDA and year-end cash objectives and the individual component was measured by individual performance goals set by our compensation committee. Ms. Wiener’s bonus was based on individual and company performance. The company component included total revenue and category revenue objectives, and the individual component was measured by individual performance goals set by our compensation committee. The amount of the bonuses earned were determined based on defined criteria, allocation ranges and formulas.

The individual target annual cash bonus opportunities for our named executive officers under the 2013 bonus plan were as follows: $150,000 for Mr. Day, $275,000 for Ms. Wiener and $100,000 for Mr. Lichstein. There was also an ability to receive cash for performance in excess of these objectives capped at 150% of the target award.

DIRECTOR COMPENSATION

Our Board adopted a director compensation policy for non-employee directors, which became effective upon the closing of our initial public offering in July 2013. In adopting this policy, the Board reviewed the benchmark analysis that was prepared by Pay Governance. The policy was amended by our Board in April 2015 to adjust the allocation of compensation between cash and equity to increase the annual cash component paid to directors from $30,000 to $55,000, with a corresponding decrease in the dollar value of annual equity-based awards from $100,000 to $75,000.

Pursuant to our policy, non-employee directors are compensated $55,000 annually for their services and do not receive any additional compensation for any regular board meeting attended. Our lead non-employee director receives an additional annual retainer of $20,000. Non-employee directors receive $5,000 annually for serving on the Audit Committee, Compensation Committee or Nominating and Corporate Governance committee. In addition, directors who are chairpersons of a particular committee also receive additional annual compensation of $15,000 for the Audit Committee, $10,000 for the Compensation Committee and $7,500 for the Nominating and Corporate Governance Committee. Non-employee directors are also reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of our Board. Non-employee directors are annually granted equity-based awards having an aggregate grant date fair value of $75,000 in the form of restricted stock units. Annual restricted stock unit grants will vest in full on the meeting date of the next annual stockholders’ meeting following the grant provided the recipient continues to serve on the Board as of such date. Newly appointed directors will receive equity-based awards having an aggregate grant date fair value of $200,000 in the form of restricted stock units upon their appointment. These awards will vest in full on the one year anniversary of the grant date provided that the recipient continues to serve on the Board as of such date. In accordance with the policy of her employer, Ms. Lam does not participate in our non-employee director compensation policy.

On June 16, 2014, the date of our 2014 Annual Meeting of Stockholders, we granted Messrs. Rossman, Lee and Schechter restricted stock units having an aggregate grant date fair value of $100,000 based upon the closing price of our common stock on June 16, 2014, which grants vest in full on the date of our 2015 Annual Meeting provided that the recipient continues to serve on the Board as of such date.

In connection with Paul Caine’s appointment to our Board, on June 20, 2014, our Board granted Mr. Caine an award of 21,786 restricted stock units, which vest in full on the date of our 2015 Annual Meeting provided that Mr. Caine continues to serve on the Board as of such date, and an award of 43,572 restricted stock units, which will vest in full on the first anniversary of the date of grant provided that Mr. Caine continues to serve on the Board as of such date.

In connection with Michael Todd’s appointment to our Board, on October 21, 2014, our Board granted Mr. Todd an award of 28,761 restricted stock units, which vest in full on the date of our 2015 Annual Meeting provided that Mr. Todd continues to serve on the Board as of such date, and an award of 88,495 restricted stock units, which will vest in full on the first anniversary of the date of grant provided that Mr. Todd continues to serve on the Board as of such date.

2014 Director Compensation Table

The following table shows for the fiscal year ended December 31, 2014 certain information with respect to the compensation of all non-employee directors of the Company:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1)(8) ($)	Option Awards(2)(8) ($)	Total ($)

Michael Barrett(3)	—	—	—	—

Randall Glein(4)	20,000	—	—	20,000

Rachel Lam(5)	—	—	—	—

Warren Lee	67,500	100,000	—	167,500

Paul Caine(6)	17,500	300,000	—	317,500

Michael Todd(7)	8,750	265,000	—	273,750

James Rossman	47,500	100,000	—	147,500

Robert Schechter	50,000	100,000	—	150,000

(1)               This column reflects the full grant date fair value for restricted stock units granted during the year as measured pursuant to Accounting Standards Codification, or ASC, Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing restricted stock units are described in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K with respect to the year ended December 31, 2014.

(2)               This column reflects the full grant date fair value for options granted during the year as measured pursuant to ASC Topic 718 as stock-based compensation in our financial statements. Unlike the calculations contained in our financial statements, this calculation does not give effect to any estimate of forfeitures related to service-based vesting, but assumes that the director will perform the requisite service for the award to vest in full. The assumptions we used in valuing options are described in note 13 to our consolidated financial statements included in our Annual Report on Form 10-K with respect to the year ended December 31, 2014.

(3)               This director served on our Board until January 29, 2014.

(4)               This director served on our Board until June 16, 2014.

(5)               In accordance with the policy of her employer, Ms. Lam does not participate in our non-employee director compensation policy.

(6)               This director was appointed to our board on June 20, 2014.

(7)               This director was appointed to our board on October 21, 2014.

(8)               The table below shows the aggregate number of option and restricted stock unit awards outstanding for each of our non-employee directors as of December 31, 2014:

Name	Aggregate Stock Awards Outstanding (#)		Aggregate Option Awards Outstanding (#)
Michael Barrett(1)	—		—
Randall Glein(2)	—		—
Rachel Lam	—		—
Warren Lee	21,881	(3)	—
Paul Caine(4)	65,358	(5)	—
Michael Todd(6)	117,256	(7)	—
James Rossman	21,881	(3)	214,700	(8)
Robert Schechter	21,881	(3)	41,666	(9)

(1)               This director served on our Board until January 29, 2014.

(2)               This director served on our Board until June 16, 2014.

(3)               All of the shares underlying this restricted stock unit award vest on the date of the Annual Meeting, subject to continued service to us through the vesting date.

(4)               Mr. Caine was appointed to our Board on June 20, 2014.

(5)               As to 21,786 shares: All of the shares underlying the restricted stock unit award vest on the date of the Annual Meeting, subject to continued service to us through the vesting date. As to 43,572 shares, all of the shares underlying the restricted stock unit award vest on June 20, 2015, subject to continued service to us through the vesting date.

(6)               Mr. Todd was appointed to our Board on October 21, 2014.

(7)               As to 28,761 shares: All of the shares underlying the restricted stock unit award vest on the date of the Annual Meeting, subject to continued service to us through the vesting date. As to 88,495 shares: All of the shares underlying the restricted stock unit award vest on October 21, 2015, subject to continued service to us through the vesting date.

(8)               181,367shares underlying the option grants are fully vested. As to 33,333 shares: The shares underlying this option grant vest 1/48 per month commencing on August 6, 2012, subject to continued service to us through each vesting date.

(9)               The shares underlying this option grant vest 1/48 per month commencing on June 4, 2013, subject to continued service to us through each vesting date.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

In connection with the closing of our initial public offering in July 2013, we have adopted a related person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions, which will become effective immediately prior to the completion of this offering. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involves exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our audit committee, or, if audit committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

In considering related person transactions, our audit committee, or other independent body of our Board, will take into account the relevant available facts and circumstances including, but not limited to:

•                  the risks, costs and benefits to us;

•                  the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•                  the availability of other sources for comparable services or products; and

•                  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our audit committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our audit committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

All of the transactions described below under “Certain Related-Person Transactions” were entered into prior to the adoption of the written policy, but all were approved by our Board considering similar factors to those described above.

CERTAIN RELATED-PERSON TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions, since January 1, 2014, to which we were a party or will be a party, in which:

•                  the amounts involved exceeded or will exceed $120,000; and

•                  any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and named executive officers are described elsewhere in this proxy statement.

Indemnification

Our certificate of incorporation contains provisions limiting the liability of directors, and our bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our certificate of incorporation and bylaws will also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board. The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

Investor Rights Agreement

We and certain of our stockholders who held shares of our convertible preferred stock prior to our initial public offering, including certain stockholders that hold more than 5% of our common stock and that are affiliated with certain of our directors, have entered into an investor rights agreement. This agreement provides those holders with certaing registration rights with respect to the shares of common stock held by them and that were issuable to them upon conversion of our convertible preferred stock in connection with our initial public offering. The registration rights granted under the investor rights agreement terminate as to any holder when all of such holder’s registrable securities can be sold without restriction or limitation under Rule 144 of the Securities Act.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2014.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for issuance under equity compensation plans(1) (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	7,986,847	$4.15	166,719
Equity compensation plans not approved by security holders	—	—	—
Total	7,986,847	$4.15	166,719

(1)                                 The number of shares reserved for issuance under the Company’s 2013 Plan will automatically increase on January 1 of each year, for a period of ten years, beginning on January 1, 2014 and continuing through and including January 1, 2023, by the lesser of 4.00% of the total number of shares of common stock outstanding on the immediately preceding December 31, or such number of shares determined by the Company’s Board.  Pursuant to the terms of the 2013 Plan, an additional 2,044,250 shares of common stock were added to the number of shares reserved for issuance under the 2013 Plan, effective January 1, 2015.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Tremor Video stockholders will be “householding” the Company’s proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company.  Direct your written request to Tremor Video, Inc. to the attention of our Corporate Secretary, 53 W 23rd St., New York, NY 10010, or contact our Corporate Secretary at (646) 723-5300.  Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Adam Lichstein
Secretary

April 15, 2015

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2014 is available without charge upon written request to: Corporate Secretary, Tremor Video, Inc., 53 West 23rd Street, 12th floor, New York, New York 10010.

Appendix A — Tremor Video, Inc. 2013 Equity Incentive Plan, as amended

TREMOR VIDEO, INC.

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: JUNE 9, 2013

APPROVED BY THE STOCKHOLDERS:  JUNE 12, 2013

EFFECTIVE DATE: JUNE 26, 2013

AMENDED BY THE BOARD OF DIRECTORS: APRIL 2, 2015

AMENDED BY THE STOCKHOLDERS: [      ], 2015

1.                                      GENERAL.

(a)                                 Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.

(b)                                 Available Awards.  The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

(c)                                  Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.                                      ADMINISTRATION.

(a)                                 Administration by Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b)                                 Powers of Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)                                    To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)                                To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)                            To settle all controversies regarding the Plan and Awards granted under it.

(iv)                             To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)                                 To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi)                             To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)                         To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii)                     To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix)                             Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)                                 To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)                             To effect, with the consent of any adversely affected Participant, (A) the reduction of the exercise, purchase or strike price of any outstanding Stock Award; (B) the cancellation of any outstanding Stock Award and the grant in substitution therefor of a new (1) Option or SAR, (2)  Restricted Stock Award, (3) Restricted Stock Unit Award, (4) Other Stock Award, (5) cash and/or (6) other valuable consideration determined by the Board, in its sole discretion, with any such substituted award (x) covering the same or a different number of shares of Common Stock as the cancelled Stock Award and (y) granted under the Plan or another equity or compensatory plan of the Company; or (C) any other action that is treated as a repricing under generally accepted accounting principles.

(c)                                  Delegation to Committee.

(i)                                    General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)                                Section 162(m) and Rule 16b-3 Compliance.  The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d)                                 Delegation to an Officer.  The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself.  Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority.  The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(x)(iii) below.

(e)                                  Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.                                      SHARES SUBJECT TO THE PLAN.

(a)                                 Share Reserve.  Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 6,377,513 shares (the “Share Reserve”), which number is the sum of: (1) 1,333,333 shares approved by the stockholders on June 12, 2013, plus (2) an aggregate of 4,044,180 shares added pursuant to automatic increases that occurred on January 1, 2014 and January 1, 2015, plus (3) 1,000,000 shares approved by the stockholders on [        ], 2015.  In addition, the Share Reserve will automatically increase on January 1st of each year, for a period of not more than ten years, commencing on January 1st of the year following the year in which the IPO Date occurs and ending on (and including) January 1, 2023, in an amount equal to 4% of the total number of shares of Capital Stock outstanding on December 31st of the preceding calendar year.  Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.  For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a).  Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b)                                 Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan.  Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c)                                  Incentive Stock Option Limit.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 53,333,333 shares of Common Stock.

(d)                                 Section 162(m) Limitations.  Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i)                                    A maximum of 6,666,666 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year.  Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii)                                A maximum of 3,333,333 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii)                            A maximum of $10,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e)                                  Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.                                      ELIGIBILITY.

(a)                                 Eligibility for Specific Stock Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b)                                 Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5.                                      PROVISIONS RELATING TO OPTIONS AND STOCK APPRECIATION RIGHTS.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the

time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a)                                 Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b)                                 Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.  Each SAR will be denominated in shares of Common Stock equivalents.

(c)                                  Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:

(i)                                    by cash, check, bank draft or money order payable to the Company;

(ii)                                pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)                            by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv)                             if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued.  Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v)                                 in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d)                                 Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e)                                  Transferability of Options and SARs.  The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)                                    Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii)                                Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii)                            Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f)                                   Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g)                                 Termination of Continuous Service.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h)                                 Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Award

Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i)                                    Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j)                                    Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k)                                 Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l)                                    Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.                                      PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a)                                 Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the

Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii)                            Termination of Participant’s Continuous Service.  If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv)                             Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v)                                 Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b)                                 Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i)                                    Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)                                Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii)                            Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv)                             Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v)                                 Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi)                             Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c)                                  Performance Awards.

(i)                                    Performance Stock Awards.  A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii)                                Performance Cash Awards.  A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion.  The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii)                            Board Discretion.  The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.  Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv)                             Section 162(m) Compliance.  Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain.  Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock).  Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d)                                 Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7.                                      COVENANTS OF THE COMPANY.

(a)                                 Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b)                                 Securities Law Compliance.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)                                  No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.                                      MISCELLANEOUS.

(a)                                 Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b)                                 Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)                                  Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d)                                 No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an

Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)                                  Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)                                   Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g)                                 Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h)                                 Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i)                                    Electronic Delivery.  Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j)                                    Deferrals.  To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)                                 Compliance with Section 409A of the Code.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement.  Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l)                                    Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.                                      ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)                                 Capitalization Adjustments.  In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards.  The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b)                                 Dissolution or Liquidation.  Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)                                  Corporate Transaction.  The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.  In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i)                                    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii)                                arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii)                            accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv)                             arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v)                                 cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi)                             make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d)                                 Change in Control.  A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.                               PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.                               EXISTENCE OF THE PLAN; TIMING OF FIRST GRANT OR EXERCISE.

The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the IPO Date (that is, the Effective Date).  In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.                               CHOICE OF LAW.

The law of the State of New York will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.                               DEFINITIONS.  As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)                                 “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b)                                 “Award” means a Stock Award or a Performance Cash Award.

(c)                                  “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d)                                 “Board” means the Board of Directors of the Company.

(e)                                  “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f)                                   “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)                                 “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h)                                 “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction.  Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii)                                there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii)                            there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv)                             individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i)                                    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)                                    “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)                                 “Common Stock” means, as of the IPO Date, the common stock of the Company, having one vote per share.

(l)                                    “Company” means Tremor Video, Inc., a Delaware corporation.

(m)                             “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n)                                 “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o)                                 “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)                                    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)                                a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii)                            a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv)                             a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p)                                 “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q)                                 “Director” means a member of the Board.

(r)                                  “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s)                                   “Effective Date” means the IPO Date.

(t)                                    “Employee” means any person employed by the Company or an Affiliate.  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(u)                                 “Entity” means a corporation, partnership, limited liability company or other entity.

(v)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(w)                               “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(x)                                 “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)                                    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii)                                Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)                            In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(y)                                 “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(z)                                  “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(aa)                          “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(bb)                          “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(cc)                            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(dd)                          “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(ee)                            “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.

(ff)                              “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(gg)                          “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(hh)                          “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant.  Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ii)                                “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(jj)                                “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(kk)                          “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(ll)                                “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(mm)                  “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period.  The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes; (xxix) user satisfaction; (xxx) stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) bookings;

(xxxviii) the number of users, including but not limited to unique users; (xxxix) employee retention; (xxxx) and to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(nn)                          “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria.  Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices.  Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; and (12) to exclude the effect of any other unusual, non-recurring gain or loss or other extraordinary item. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(oo)                          “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award.  Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(pp)                          “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(qq)                          “Plan” means this Tremor Video, Inc. 2013 Equity Incentive Plan.

(rr)                            “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(ss)                              “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(tt)                                “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(uu)                          “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(vv)                          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ww)                      “Securities Act” means the Securities Act of 1933, as amended.

(xx)                          “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(yy)                          “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(zz)                            “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(aaa)                   “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(bbb)                   “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ccc)                      “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M89703-P64199 ! ! ! ! ! ! For Against Abstain For Against Abstain TREMOR VIDEO, INC. 53 WEST 23RD ST. NEW YORK, NY 10010 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 28, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ElEcTRONIc DElIVERY OF FuTuRE PROXY MATERIAlS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 28, 2015. Have your proxy card in hand when you call and then follow the instructions. There is no charge for this call. VOTE BY MAIl Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TREMOR VIDEO, INc. 2. To approve the Tremor Video, Inc. 2013 Equity Incentive Plan, as amended. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Rachel Lam James Rossman 1. Election of Directors Nominees: The Board of Directors recommends you vote FOR the following nominees: The Board of Directors recommends you vote FOR proposal 2. 3. To ratify the selection of Ernst & Young LLP as Tremor Video's independent registered public accounting firm for the year ending December 31, 2015. The Board of Directors recommends you vote FOR proposal 3. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! ! For Withhold

M89704-P64199 TREMOR VIDEO, INc. Annual Meeting of Stockholders May 29, 2015, 10:00 AM, EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of the 2015 Annual Meeting of Stockholders of Tremor Video, Inc. and the accompanying proxy statement, and hereby appoint(s) Adam Lichstein, Todd Sloan and Aaron Saltz, or any of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or any of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Tremor Video, Inc. that the undersigned stockholder(s) is/are entitled to vote at the 2015 Annual Meeting of Stockholders of Tremor Video, Inc. to be held at 10:00 AM, EDT, on May 29, 2015 at the offices of Cooley LLP, 1114 Avenue of the Americas, 46th Floor, New York, NY 10036, and any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder, with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote FOR the nominees listed in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. continued and to be signed on reverse side